UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2009

SELECT COMFORT CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota	55442
(Address of principal executive offices)	(Zip Code)

(763) 551-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

Commencing at 10:00 a.m. Central Time, on August 27, 2009, Select Comfort Corporation (the “Company”) held a Special Meeting of Shareholders.  At the Special Meeting of Shareholders the Company’s shareholders did not approve the transactions contemplated by the Securities Purchase Agreement, dated May 22, 2009, between the Company and Sterling SC Investor, LLC, a Delaware limited liability company, which would have included the issuance and sale to Sterling SC Investor, LLC of 50 million shares of the Company’s common stock at a price of $0.70 per share (the “Sterling Transaction”).  The Sterling Transaction only received affirmative votes representing 49.94% of shares represented and entitled to vote in person or by proxy for the proposal and not the required majority.  The shareholder vote was certified by Broadridge Financial Solutions, Inc.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: August 27, 2009	By:	/s/ Mark A. Kimball
	Title:	Senior Vice President